Exhibit 8

List of subsidiaries of CSR plc

	Place of incorporation (or registration) and operation	Proportion of ownership interest %	Proportion of voting power %
Direct ownership
Cambridge Silicon Radio Holdings Limited	UK	100	100
NordNav Technologies Aktiebolag	Sweden	100	100

Indirect ownership
Cambridge Silicon Radio Limited	UK	100	100
APT Licensing Limited	UK	100	100
Cambridge Positioning Systems Limited	UK	100	100
Cambridge Silicon Radio (US) Limited	UK	100	100
CSR Imaging UK Limited	UK	100	100
UbiNetics (IP) Limited	UK	100	100
UbiNetics (VPT) Limited	UK	100	100
Cambridge Silicon Radio International LLC	USA	100	100
CSR Imaging US, LP	USA	100	100
CSR Technology China Holdings LLC	USA	100	100
CSR Technology Inc.	USA	100	100
CSR Technology Holdings Inc.	USA	100	100
Oak Technology LLC	USA	100	100
SiRF Technology Inc.	USA	100	100
Zoran Corporation	USA	100	100
Zoran International, Inc.	USA	100	100
HMTF Acquisition (Bermuda) Limited	Bermuda	100	100
Zoran International, Inc. Canada Branch	Canada	100	100
Auvitek International Limited	Cayman Islands	100	100
Centrality Limited	Cayman Islands	100	100
CSR Technology (Cayman) Limited	Cayman Islands	100	100
CSR Technology GmbH (formerly Zoran GmbH)	Germany	100	100
CSR (India) Private Limited	India	100	100
CSR Technology (India) Private Limited	India	100	100
Zoran International, Inc. India Liaison Office	India	100	100
CSR Technology Singapore Pte. Limited	Singapore	100	100
CSR Israel Ltd. (formerly Zoran Microelectronics Limited)	Israel	100	100
CSR (Shanghai) Company Limited	China	100	100
CSR (Shenzhen) Company Limited	China	100	100
CSR Technology Inc. Beijing Representative Office	China	100	100
CSR Technology (Shanghai) Co. Ltd. (formerly Shanghai SiRF Technology Co. Ltd.)	China	100	100
Microtune Shanghai Limited	China	100	100
Microtune Shanghai Limited Shenzhen Branch	China	100	100
CSR Technology (Shenzhen) Co. Ltd.[1]	China	100	100
Zoran Digital Technologies (Shenzhen) Limited Shanghai Branch	China	100	100
Cambridge Silicon Radio Limited Denmark Branch	Denmark	100	100
Zoran France S.A.	France	100	100
Microtune (Hong Kong) Limited	Hong Kong	100	100
UbiNetics (Hong Kong) Limited	Hong Kong	100	100
Zoran Asia Pacific Limited	Hong Kong	100	100
Zoran Philippines RAH Limited	Philippines	100	100
Microtune Regional Headquarters	Philippines	100	100
Zoran Korea Limited[2]	South Korea	100	100
Cambridge Silicon Radio Korea Limited	South Korea	100	100
CSR KK	Japan	100	100
Zoran Japan Corporation	Japan	100	100
CSR Technology (Taiwan) Co. Ltd. (formerly Zoran Taiwan Corporation)	Taiwan	100	100
Cambridge Silicon Radio Limited Taiwan Branch	Taiwan	100	100
Microtune (Taiwan) Limited	Taiwan	100	100

[1]	Merged into Cambridge Silicon Radio Korea Limited on 31 December 2013
[2]	The Company was informed on 28 February 2014 that the name had been changed from Zoran Digital Technologies (Shenzhen) Limited to CSR Technology (Shenzhen) Co. Ltd. with effect from 25 February 2014